KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2024, with respect to the financial statements of Annuity Investors Life Insurance Company, included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information which is part of the Registration Statement.

/s/ KPMG LLP

Columbus, Ohio

April 30, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP Suite 3400 312 Walnut Street Cincinnati, OH 45202

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 19, 2024, with respect to the financial statements of the subaccounts, which comprise Annuity Investors Variable Account B, and the related notes, including the financial highlights (collectively, the financial statements) included herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information which is part of the Registration Statement.

/s/ KPMG LLP

Cincinnati, Ohio

April 30, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.